Exhibit 10.20(b)
FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER
THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”) is made as of October 14, 2016 and effective as of August 17, 2016 by and among SEASPINE HOLDINGS CORPORATION, a Delaware corporation (“Parent”), SEASPINE ORTHOPEDICS CORPORATION, a Delaware corporation (“SeaSpine Orthopedics”), SEASPINE, INC., a Delaware corporation (“SeaSpine Inc.”), ISOTIS, INC., a Delaware corporation (“IsoTis Inc.”), SEASPINE SALES LLC, a Delaware limited liability company (“SeaSpine Sales”), THEKEN SPINE, LLC, an Ohio limited liability company (“Theken Spine”), and ISOTIS ORTHOBIOLOGICS, INC., a Washington corporation (“IsoTis OrthoBiologics”; together with SeaSpine Orthopedics, SeaSpine Inc., IsoTis Inc., Theken Spine, and SeaSpine Sales are referred to hereinafter each individually and collectively as a “Borrower”), each financial institution that from time to time is a “Lender” under the Credit Agreement (as defined below) party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”). Unless otherwise provided herein, capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Credit Agreement referred to below.
RECITALS
A.    Pursuant to that certain Credit Agreement dated as of December 24, 2015, by and among Parent, Borrower, Agent and Lenders (as amended, modified and restated from time to time, the “Credit Agreement”), Lenders agreed to make available to Borrower a credit facility consisting of a $30,000,000 secured revolving loan facility.
B.    Parent desires to enter into that certain Asset Purchase Agreement (the “N.L.T. Spine Acquisition Agreement”) dated as of August 17, 2016 by and among Parent, as buyer, and N.L.T Spine Ltd., a company organized under the laws of the State of Israel ( “Seller Parent”) and NLT Spine, Inc., a Delaware corporation (“Seller Subsidiary”; Seller Parent and Seller Subsidiary are collectively referred to herein as “Seller”) pursuant to which Parent shall purchase substantially all of the assets used by Seller in the operation of the Medical Device Business (defined in the N.L.T. Spine Acquisition Agreement) in two steps: (i) an Initial Closing (as defined therein), pursuant to which Parent shall initially receive, among other things, an exclusive license to use the Medical Device Intellectual Property (as defined therein) and (ii) a Subsequent Closing (as defined therein), pursuant to which Seller shall subsequently transfer ownership of the Medical Device Intellectual Property to Parent (collectively, the “N.L.T. Spine Acquisition”).
C.    Parent and Borrower have requested that Agent and Lenders amend the terms and conditions of the Credit Agreement, and Agent and Lenders have so agreed subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Consent. Notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, Agent hereby waives compliance by Borrower in connection with the N.L.T. Spine Acquisition, with the requirements of subsection (g) of the definition of Permitted Acquisition set forth in the Credit Agreement (the “Exception”). Additionally, notwithstanding anything to the contrary contained in Section 6.14 of the Credit Agreement, Agent hereby consents to the choice of Parent as the party entering into the N.L.T. Spine Acquisition; provided that Parent shall promptly transfer all such assets purchased in connection with the N.L.T. Spine Acquisition to SeaSpine Inc. as soon as Parent is reasonably able to do so in compliance with the terms and provisions of the N.L.T. Spine Acquisition Agreement.
2.    Waiver.
(a)    Subject to the satisfaction of the conditions described in in this Agreement, each Borrower and Agent hereby agree that Borrower has failed to satisfy certain requirements set forth in Sections 5.14 and 6.13 of the Credit Agreement with respect to the 8836 Polk Lane, Olive Branch, Mississippi location and the requirement that Borrower provide Agent with 10 days prior written notice before moving any Inventory to a location which location is not set forth on Schedule 4.24. As a result thereof, an Event of Default has occurred under the Credit Agreement (the “Specified Default”). Agent and Lenders hereby waive (A) the foregoing Specified Default and (B) any default rate interest accrued since the occurrence of the Specified Default (the “Limited Waiver”).
(b)    Borrowers acknowledge and agree that (w) the Limited Waiver relates only to the Specified Default set forth in Section 2(a) above, (x) neither the Agent nor any Lender has consented to any other transaction or waived any other covenant, Default or Event of Default, (y) the Limited Waiver does not imply or in any way obligate the Agent or any Lender to consent to any other transaction or waive any other covenant, Default or Event of Default that may now exist or may hereafter arise, and (z) the Limited Waiver does not affect or impair the Agent’s or any Lender’s rights or remedies under the Credit Agreement or the other Loan Documents, except with respect to the Limited Waiver. In the event the Agent or any Lender subsequently agrees to consider any further consent, waiver or amendment with respect to any Loan Document, neither this Agreement nor any other conduct of the Agent or any Lender shall be of any force or effect on the Agent’s or any Lender’s consideration or decision with respect thereto. Neither the Agent nor any Lender shall have any further obligation whatsoever to consider or agree to any further consent (or any amendment or waiver) with respect to any Loan Document.
3.    Amendments. Subject to the terms and conditions hereof, the Credit Agreement shall be amended as follows:
(a)    Article 5 of the Credit Agreement is hereby amended by adding a new Section 5.18 immediately following Section 5.17 therein to read as follows:

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5.18    N.L.T. Spine Eligibility. Notwithstanding anything to the contrary contained herein, all Accounts and Inventory of Borrower relating directly or indirectly to the Medical Device Business (defined in the N.L.T. Spine Acquisition Agreement) acquired by Parent pursuant to and in accordance with the N.L.T. Spine Acquisition Agreement shall be considered ineligible for purposes of calculation of, and inclusion in, the Borrowing Base hereunder until such time as Agent has received from Borrower, in form and substance reasonably acceptable to Agent, not less than five (5) Business Days prior to the date of any proposed borrowing, a certificate signed on behalf of Borrower by an Authorized Person certifying (i) that the OCS Transfer Amount has been received in full by the OCS to the extent not otherwise waived in writing by the OCS (each as defined in the N.L.T. Spine Acquisition Agreement), (ii) that the Subsequent Closing (as defined in the N.L.T. Spine Acquisition Agreement) has closed and each of the conditions precedent set forth in the N.L.T. Spine Acquisition Agreement relating to the Subsequent Closing have been satisfied or waived and (iii) that such Accounts and/or Inventory otherwise satisfy all of the eligibility criteria of an “Eligible Account” or “Eligible Inventory”, as the case may be.
(b)    Section 6.6(a) of the Credit Agreement is hereby amended by adding a new subsection (iii) immediately following subsection (ii) therein to read as follows:
(iii)    make any payment on account of N.L.T. Spine Indebtedness other than Permitted N.L.T. Spine Indebtedness Payments, or
(c)    Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
6.15    Modifications to Material Contracts. Neither Parent nor any Borrower shall, nor shall they permit their respective Subsidiaries to, amend, modify or waive any provision of (a) any Material Contract, unless the net effect of such amendment, modification or waiver is not adverse to any Loan Party, Agent or Lenders, (b) any document relating to any Subordinated Indebtedness or (c) any N.L.T. Spine Acquisition Document; provided, however, Parent and/or any Borrower may amend, modify or waive any provision of any N.LT. Spine Acquisition Documents to the extent such amendment, modification or waiver does not amend, modify or waive any provision relating to the N.L.T. Spine Indebtedness in a manner adverse to any Loan Party, Agent or Lenders.
(d)    The following definitions are added to Schedule 1.1 of the Credit Agreement in alphabetical order, to read as follows:
“N.L.T. Spine Acquisition” means the acquisition of substantially all of the assets used in the operation of the Medical Device Business (defined in the N.L.T. Spine Acquisition Agreement) pursuant to and in accordance with the N.L.T. Spine Acquisition Agreement.
“N.L.T. Spine Acquisition Agreement means certain Asset Purchase Agreement dated as of August 17, 2016 by and among Parent, as buyer, N.L.T Spine

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Ltd., a company organized under the laws of the State of Israel, as seller parent, and NLT Spine, Inc., a Delaware corporation, as seller subsidiary.
“N.L.T. Spine Acquisition Documents means, individually and/or collectively, as applicable, the N.L.T. Spine Acquisition Agreement, the documents identified in the N.L.T. Spine Acquisition Agreement and any and all of the other material documents, instruments and agreements executed or delivered in connection therewith, in each case as the same may be amended or modified to the extent permitted hereunder.
“N.L.T Spine Indebtedness” means, individually and/or collectively, as applicable, any Indebtedness (whether in cash or securities) owed by Parent and/or any of the Borrowers pursuant to the N.L.T. Spine Acquisition Documents including, without limitation, the Milestone Payments, the Contingent Asset Purchase Payments and any payments made pursuant to the Buyer OCS Payment Election (each as defined in the N.L.T. Spine Acquisition Agreement).
“Permitted N.L.T. Spine Indebtedness Payments” means regularly scheduled payments of the N.L.T. Spine Indebtedness (whether in cash or securities), provided, however:
(a) that if such payment is a Milestone Payment which is to be made in cash, then Agent shall receive from Borrower not less than five (5) Business Days prior to the date of such proposed payment a Compliance Certificate in accordance with this Agreement, in form and substance reasonably acceptable to Agent, and dated as of the date of such proposed payment certifying, among other things, (i) that no Default or Event of Default has occurred and is continuing and no pro forma Default or Event of Default would arise after giving effect to any such payment, (ii) the computation and calculation of the proposed payment under the N.L.T. Spine Acquisition Documents and all supporting documentation, and (iii) that payment of the proposed payment is not otherwise prohibited by the terms of this Agreement;
(b) that to the extent any N.L.T. Spine Indebtedness is payable in equity rather than cash, no such equity shall have any call, put or other conversion features (including, without limitation, conversion into or exchange for debt) that would obligate Borrower to declare or pay cash dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder or convert or exchange the equity for debt; and
(c) that if such payment is to be made pursuant to the Buyer OCS Payment Election (as defined in the N.L.T. Spine Acquisition Agreement), then Agent shall receive from Borrower not less than five (5) Business Days prior to the date of such proposed payment a Compliance Certificate in accordance with this Agreement, in form and substance reasonably acceptable to Agent, and dated as of the date of such proposed payment certifying, among other things, that (i) no Default or Event of Default has occurred and is continuing and no pro forma Default or Event of Default

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would arise after giving effect to any such payment, (ii) Borrowers shall have Total Liquidity of at least $20,000,000 consisting of Excess Availability of at least $10,000,000 both before and immediately after giving effect to any such payment, and (iii) payment of the proposed payment is not otherwise prohibited by the terms of this Agreement.
(e)    The following definitions set forth in Schedule 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
“Restricted Payment” means to (a) declare or pay any cash dividend or make any other cash payment or distribution, directly or indirectly, on account of Equity Interests issued by any Person or to the direct or indirect holders of Equity Interests issued by such Person in their capacity as such, or (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value any Equity Interests issued by any Person (other than purchase by Parent of unvested Equity Interests), (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of any Person now or hereafter outstanding, (d) make, or cause or suffer to permit any Person to make, any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, (e) declare or pay any dividend or make any other payment or distribution, directly or indirectly (whether in cash, securities or other property), to IsoTis International other than a Permitted Intercompany Advances pursuant to subsection (c) of the definition thereof and (f) make, or cause or suffer to permit any Person to make, any payment or prepayment of principal of, premium, if any, or interest on, the N.L.T Spine Indebtedness other than Permitted N.L.T. Spine Indebtedness Payments.
(f)    Subsection (n) of the definition of “Permitted Indebtedness” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(n)    contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions, including, the N.L.T. Spine Indebtedness in connection with the N.L.T. Spine Acquisition; provided, however, that to the extent any N.L.T. Spine Indebtedness is payable in equity rather than cash, no such equity shall have any call, put or other conversion features (including, without limitation, conversion into or exchange for debt) that would obligate Borrower to declare or pay cash dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder or convert or exchange the equity for debt,
4.    Reaffirmation of Security Interest. Parent and Borrower hereby confirm and agree that all security interests and liens granted to Agent, for the benefit of the Lenders, continue to be

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perfected, first priority liens and remain in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any liens other than liens in favor of Agent and Permitted Liens. Nothing herein contained is intended to in any way impair or limit the validity, priority, and extent of Agent’s existing security interest in and liens upon the Collateral.
5.    Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent’s counsel):
(a)    Execution and delivery of this Amendment;
(b)    Borrower shall deliver to Agent updated schedules to the Loan Documents, to the extent such updates are required pursuant to the respective Loan Document in connection with the proposed N.L.T. Spine Acquisition;
(c)    Agent shall have received copies of the acquisition agreement and other material documents relative to the Initial Closing (defined in the N.L.T. Spine Acquisition Agreement) of the proposed N.L.T. Spine Acquisition, together with all information and other diligence as Agent shall reasonably request, including financial information, regulatory information and copies of Patent Licenses being acquired or granted;
(d)    Agent shall have received an executed Bailee Waiver for the 8836 Polk Lane, Olive Branch, Mississippi location;
(e)    Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment. Pursuant to Section 2.6(d) of the Credit Agreement, Borrower hereby authorizes Agent to charge such Lender Group Expenses against the Loan Account on the date hereof; and
(f)    Such additional documents, instruments and agreements as Agent shall reasonably request.
6.    Post-Closing Conditions. Borrower shall deliver to Agent on or before the corresponding dates set forth below each of the following, in form and substance satisfactory to Agent (collectively, the “First Amendment Post-Closing Obligations”):
(a)    On or prior to the Subsequent Closing, Agent shall have received copies of the acquisition agreement and other material documents relative to the Subsequent Closing of the proposed N.L.T. Spine Acquisition, together with all information and other diligence as Agent shall reasonably request, including financial information, regulatory information and copies of Patent Licenses being acquired or granted;
(b)    On or prior to five (5) Business Days after the Subsequent Closing, Agent shall have received evidence that Parent has transferred all of the assets purchased in connection with the N.L.T. Spine Acquisition to SeaSpine Inc.; and

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(c)    On or prior to the earlier of (i) receipt by Agent of the next Borrowing request from Borrower after the Subsequent Closing or (ii) on or prior to forty-five (45) days after the Subsequent Closing, Borrower shall deliver to Agent updated schedules to the Loan Documents, to the extent such updates are required pursuant to the respective Loan Document in connection with the proposed N.L.T. Spine Acquisition.
Notwithstanding anything to the contrary contained in the Credit Agreement, as amended hereby, Borrower’s failure to provide any of the First Amendment Post-Closing Obligations to Agent on or before the dates specified in this section shall constitute an immediate Event of Default under the Credit Agreement and the other Loan Documents.
7.    Confirmation of Representations and Warranties. Parent and each Borrower hereby represents and warrants to Agent and each member of the Lender Group on a joint and several basis, that, as of the date hereof:
(a)    The representations and warranties set forth in the Credit Agreement and in the other Loan Documents, each as amended to date, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as the date hereof, with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date. The disclosure schedules to the Credit Agreement are amended and restated by the updated disclosure schedules to the Credit Agreement, attached hereto as Exhibit A, each of which is true, complete and correct in all material respects and shall be deemed a part of the Credit Agreement for all purposes of the Credit Agreement.
(b)    The representations and warranties set forth in that certain Guaranty and Security Agreement, each as amended to date, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as the date hereof, with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date. The schedules to the Guaranty and Security Agreement are amended and restated by the updated schedules to the Guaranty and Security Agreement, attached hereto as Exhibit B, each of which is true, complete and correct in all material respects and shall be deemed a part of the Guaranty and Security Agreement for all purposes of the Guaranty and Security Agreement.
(c)    This Amendment and each other document delivered by it in connection herewith has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer,

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moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(d)    The execution, delivery and performance of this Amendment has been duly authorized by all requisite limited liability company or corporate action, as applicable, on the part of Parent and each Borrower. This Amendment and each other document delivered by it in connection herewith has been duly authorized, executed and delivered to Agent and Lenders by Parent and each Borrower and each is enforceable in accordance with its terms and is in full force and effect.
(e)    Other than with respect to the Specified Default, no Default or Event of Default has occurred and is continuing on and as of the date hereof or would exist upon the consummation of the transactions contemplated by this Amendment.
(f)    Except with respect to the Exception, the N.L.T. Spine Acquisition does otherwise comply in all respects with each of the requirements for a Permitted Acquisition set forth in the Credit Agreement.
8.    Costs and Fees. In consideration of Agent and Lenders agreeing to amend the Credit Agreement and in consideration of the Limited Waiver, Borrower shall be responsible for the payment of all Lender Group Expenses incurred in connection with the preparation of this Amendment and any related documents.
9.    No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, the other Loan Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing defaults or Events of Default under the Credit Agreement or the other Loan Documents (other than the Specified Default) or any of Agent’s or any Lender’s rights and remedies in respect of such defaults or Events of Default (other than in respect of the Specified Default). This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement or the other Loan Documents. This Amendment cannot be amended without the prior written consent of Agent and Lenders.
10.    Miscellaneous.
(a)    Continuing Effect of Credit Agreement; Conflicts. Except as expressly modified pursuant hereto, no other changes or modifications to the Credit Agreement or the Loan Documents are intended or implied by this Amendment and in all other respects the Credit Agreement and the Loan Documents hereby are ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment, the Credit Agreement and the Loan Documents, the terms of this Amendment shall govern and control.

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(b)    Further Assurances. At Borrower’s expense, the parties hereto shall execute and deliver such additional documents and take such further action as may be reasonably requested by any other party hereto to effectuate the provisions and purposes of this Amendment.
(c)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
(d)    Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of Parent and each Borrower made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Agent or any Lender, or any closing, shall affect the representations and warranties or the right of Agent and Lenders to rely upon them.
(e)    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.
(f)    Reviewed by Attorneys. Parent and each Borrower hereby represents and warrants to Agent and the Lenders that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) has been afforded an opportunity to discuss this Amendment and have this Amendment reviewed by, such attorneys and other Persons as Parent or any such Borrower may wish, and (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that none of this Amendment or the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and all of the other documents executed pursuant hereto or in connection herewith.
(g)    Relationship. Parent and each Borrower hereby agrees that the relationship between Agent, on the one hand, and Parent and each Borrower, on the other hand, and between each Lender, on the one hand, and Parent and each Borrower, on the other hand, is that of creditor and debtor and not that of partners or joint venturers. Neither this Amendment nor any of the other Loan Documents constitute a partnership agreement, or any other association between Agent, on the one hand, and Parent and each Borrower, on the other hand, and between each Lender, on the one hand, and Parent and each Borrower, on the other hand. Parent and each Borrower acknowledges that Agent and each Lender has acted at all times only as a creditor to each Borrower within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Agent or any Lender attempted to exercise any control over the Borrower or its businesses or affairs. Parent and each Borrower party hereto further acknowledges that Agent and each Lender has not taken or failed to take any action under or in connection with its respective rights under the Credit Agreement and the Loan Documents that in any way or to any extent has interfered with or adversely affects any ownership of Collateral by Parent or any Borrower.

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(h)    Acknowledgement and Reaffirmation. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Agent, or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Parent and each Borrower reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Loan Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the date hereof, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Amendment”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Parent and each Borrower hereby consents to this Amendment and confirms that all obligations of Parent or such Borrower under the Loan Documents to which Parent or such Borrower is a party shall continue to apply to the Credit Agreement as amended hereby.
(i)    Release; No Action, Claims, Etc. In consideration of the Agent’s and the Lenders’ willingness to enter into this Amendment, Parent and the Borrower hereby release and forever discharge the Agent, the Lenders and each of the Agent’s and Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Parent or any Borrower may have or claim to have against any Lender. As of the date hereof, Parent and the Borrower hereby acknowledge and confirm that they have no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or any of the Agent’s or any Lender’s respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.
(j)    Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. Receipt by telecopy, facsimile or email transmission of any executed signature page to this Amendment shall constitute effective delivery of such signature page.
(k)    Interpretation. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

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(l)    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
(m)    Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
(n)    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; BINDING EFFECT. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; BINDING EFFECT SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
[SIGNATURE PAGES FOLLOW]

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(Signature Page to First Amendment to Credit Agreement and Waiver)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

PARENT:	SEASPINE HOLDINGS CORPORATION, a Delaware corporation
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer
BORROWER:	SEASPINE ORTHOPEDICS CORPORATION, a Delaware corporation
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer
SEASPINE, INC., a Delaware corporation
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer
ISOTIS, INC., a Delaware corporation
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer
SEASPINE SALES LLC, a Delaware limited liability company
By:	SeaSpine, Inc., its sole member
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer
BORROWER:	ISOTIS ORTHOBIOLOGICS, INC., a Washington corporation
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer

(Signature Page to First Amendment to Credit Agreement and Waiver)

THEKEN SPINE, LLC, an Ohio limited liability company
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer

(Signature Page to First Amendment to Credit Agreement and Waiver)

AGENT AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent and as a Lender
By:	/s/ Rina Shinoda
Name: Rina Shinoda Title: Authorized Signatory

EXHIBIT A
CREDIT AGREEMENT SCHEDULES
(See attached)

DM3\4235994.5	1

SCHEDULE 4.24

LOACATION OF INVENTORY

1. 2302 La Mirada, Vista, California

2. 2 Goodyear Avenue, Irvine, California

3. 5770 Armada Drive, Carlsbad, California

4. 8836 Polk Lane, Olive Branch, Mississippi

DM3\4235994.5	2

EXHIBIT B
GUARANTY AND SECURITY AGREEMENT SCHEDULES
N/A

DM3\4235994.5	1